Exhibit 2.3


                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION dated as of December 26, 1996, among Atlantic Pacific Trust (hereinafter called "Trust") and Atlantic Pacific Trust, LLC, a Nevada Limited Liability Company (hereinafter called "LLC"), and Xplorer, S.A., Stonehill Investments, Ltd., and Compana Commercial Atlantis, S.A. (hereinafter called the "Beneficiaries").

     1. PLAN OF REORGANIZATION. The Beneficiaries are the owners of all of the issued and outstanding Units of Beneficial Interest ("UBI's") of the Trust, which consist of 2,121,260 UBI's. It is the intention of the parties hereto that all of the issued and outstanding UBI's of the Trust shall be acquired by LLC in exchange solely for its units of Interests ("Interests").

     2. EXCHANGE OF UBI'S FOR INTERESTS. The Trust and the Beneficiaries agree that all of the 2,121,260 UBI's of the Trust shall be exchanged with LLC for 2,121,260 Interests of the LLC. The following numbers of LLC Interests will, on the closing date, as hereinafter defined, be delivered to the individual Beneficiaries in exchange for their Trust UBI's as hereinafter set forth:


                                                           No of LLC
                                      No. of UBI's       Interests to
          Beneficiary                 of the Trust        be  Issued
          -----------                 ------------       ------------

          Xplorer, S.A                   1,254,960          1,254,960
          Stonehill Investments, Ltd.       20,000             20,000
          Compana Commercial
            Atlantis, S.A                  846,300            846,300
                                         ---------          ---------
                                         2,121,260          2,121,260

Such Interests shall be issued in certificates of such denominations, amounts, and names as may be requested by the respective Beneficiaries. The Beneficiaries represent and warrant that they will hold such Interests of LLC for investment.

     3.   DELIVERY  OF  UBI'S  AND   INTERESTS.   On  the  closing   date,   the
          Beneficiaries will deliver Certificates for the UBI's of the Trust duly endorsed with signatures so as to make LLC the sole owner thereof, free and clear of all claims and encumbrances; and on such closing date delivery of the LLC Interests will be made to the Beneficiaries as above set forth. Delivery will be made at such place in or about Weldon, California, as may be determined by the parties. Time is of essence.

     4. REPRESENTATIONS OF BENEFICIARIES. The Beneficiaries represent and warrant as follows:

             a) As of the closing date they will be the sole owners of the UBI's


                                                                     Exhibit 2.3
          appearing of record in their names; such UBI's will be free from claims, liens, or other encumbrances; and they will have the unqualified right to transfer such UBI's.

             b) The UBI's constitute validly issued UBI's of the Trust, fully paid and nonassessable.

             c) The Beneficiaries, by the signing of this Agreement, hereby waive notice of a special meeting of the Trustees and Beneficiaries of the Trust regarding this reorganization with LLC and hereby approve such reorganization with LLC.

             d) The unaudited financial statements of the Trust, as of September 30, 1996, which will be delivered to LLC prior to the closing date, are true and complete statements of the financial condition of the Trust as of that date; there are no substantial liabilities, either fixed or contingent, not reflected in such financial statements other than contracts or obligations in the usual course of business; and no such contracts or obligations in the usual course of business are liens or other liabilities which, if disclosed, would alter substantially the financial condition of the Trust as reflected in such financial statements.

             e) Since September 30, 1996, there have not been, and prior to the closing date there will not be, any material changes in the financial position of the Trust, except changes arising in the ordinary course of business.

             f) The Trust is not involved in any pending litigation or governmental investigation or proceeding not reflected in such financial statements or otherwise disclosed in writing to LLC and, to the knowledge of the Trust or the Beneficiaries, no litigation or governmental investigation or proceeding is threatened against the Trust.

             g) As of the closing date, the Trust will be in good standing as a bona fide Trust Organization.

     5. REPRESENTATION OF ACQUIRING LLC. LLC represents and warrants as follows:

             a) As of the closing date, the LLC Interests to be delivered to the Beneficiaries will constitute the valid and legally issued Interests of LLC, fully paid and nonassessable, and will be legally equivalent in all respects to the Interests of LLC issued and outstanding as of the date hereof.

             b) the managers of LLC are duly authorized to execute this Agreement pursuant to authorization of its Interest holders.

             c) Since November 5, 1996, there have not been, and prior to the closing date there will not be, any material changes in the financial position of LLC, except changes arising in the ordinary course of business.


                                                                     Exhibit 2.3

             d) LCC is not involved in any pending  litigation  or  governmental
          investigations   or  proceeding   not  reflected  in  such   financial
          statements or otherwise disclosed in writing to the Beneficiaries.

             e) As of the closing date, LLC will be in good standing as a Nevada Limited Liability Company.

     6. CONDITIONS OF CLOSING. The closing date herein referred to shall be December 27, 1996, or such other date as the parties hereto may mutually agree upon. All representations and covenants herein made shall survive the closing. At the closing the Beneficiaries hereby designate, nominate, constitute, and appoint William M. Moreland and Steven B. Mortensen, and each of them, as their agents and attorneys in fact to accept delivery to the certificates of LLC Interests to be issued in their respective names, and to give a good and sufficient receipt and acquittance for the same, and in connection therewith to make delivery of their UBI's in the Trust to LLC.

     7. PROHIBITED ACTS. The Trust agrees not to don any of the following things prior to the closing date, and the Beneficiaries agree that prior to the closing date they will not request or permit the Trust to do any of the following things:

             a) Declare or pay any dividends, interest or other distributions on its UBI's or purchase or redeem any of its UBI's;

             b) Issue any UBI's or other securities, including any right or option to purchase or otherwise acquire any of its UBI's, or issue any notes or other evidences of indebtedness not in the usual course of business;

             c) Make capital expenditures in excess of an aggregate of $25,000 except with the consent of LLC.

     8. DELIVERY OF RECORDS. The Beneficiaries agree that on or before the closing date they will cause to be delivered to LLC such Trust records or other documents of the Trust as LLC may request.

     9. NOTICES. Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party to whom addressed, if mailed, postage prepaid, United States Registered Mail, to the following addresses:

             Atlantic Pacific Trust, LLC
             4750 Kelso Creek Road
             Weldon, California 93283
             Attention: Steven B. Mortensen, Manager

             Beneficiaries, c/o William M. Moreland
             Atlantic Pacific Trust
             4750 Kelso Creek Road
             Weldon, California 93283


                                                                     Exhibit 2.3

     10. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors, and assigns of the parties.


          Executed in multiple counterparts, each of which shall be deemed a duplicate original, as of the date first above written.

          LLC                               Atlantic Pacific Trust, LCC

                                            By: /s/  Steven B. Mortensen
                                               -------------------------
                                               Manager

          Trust                             Atlantic Pacific Trust

                                            By: /s/ William M. Moreland
                                                ------------------------
                                                Trustee

          Beneficiaries                       /s/ Thomas C. Roddy
                                              --------------------------
                                              Xplorer, S.A.

                                              --------------------------
                                              Stonehill Investments, Ltd.


                                              ---------------------------
                                              Compana Commercial Atlantis, S.A.



                                                                     Exhibit 2.3

         Executed in multiple counterparts, each of which shall be deemed a duplicate original, as of the date first above written.

          LLC                               Atlantic Pacific Trust, LCC

                                            By:
                                               -------------------------
                                               Manager

          Trust                             Atlantic Pacific Trust

                                            By:
                                                -----------------------
                                                Trustee

          Beneficiaries
                                             ---------------------------
                                              Xplorer, S.A.

                                              /s/
                                              ---------------------------
                                              Stonehill Investments, Ltd.


                                              ---------------------------
                                              Compana Commercial Atlantis, S.A.



                                                                     Exhibit 2.3